SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14 (a) of the
                         Securities Exchange Act of 1934



Filed by the Registrant                        [x]
Filed by a Party other than the Registrant     [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e) (2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                              Peoples Bancorp Inc.
                ------------------------------------------------
                (Name of registrant as Specified in its Charter)


      ---------------------------------------------------------------------
      (Name of Person Filing Proxy Statement, if other than the Registrant)



Payment of filing fee (Check the appropriate box):

[x]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
         --------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:
         --------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         --------------------------------------------------------


    (4) Proposed maximum aggregate value of transaction:
         --------------------------------------------------------

    (5) Total fee paid:
         --------------------------------------------------------


[ ] Fee paid previously with the preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid: _________________________________
    (2)  Form, Schedule or Registration Statement No.: ___________
    (3)  Filing Party: ___________________________________________
    (4)  Date Filed: ____________________________________________


PEOPLES BANCORP INC.
POST OFFICE BOX 738
MARIETTA, OHIO  45750
(740) 374-6136




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              PEOPLES BANCORP INC.
                                 Marietta, Ohio
                                 March 10, 2000



To the Shareholders of Peoples Bancorp Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Peoples Bancorp Inc. (the "Company") to be held at 10:30 A.M., local time, on Thursday, April 13, 2000, in the Mississippi Delta Room, Lafayette Hotel, 101 Front Street, Marietta, Ohio, for the following purposes:

1. To elect the following Directors for terms of three years each:

   Nominee                                             Term Expires In
   -------                                             ---------------
   Carl Baker, Jr.           (for re-election)              2003
   George W. Broughton       (for re-election)              2003
   Wilford D. Dimit          (for re-election)              2003

2. To transact such other business as may properly come before the Annual Meeting or any adjournment.

Shareholders of record at the close of business on February 15, 2000, will be entitled to notice of and to vote at the Annual Meeting and any adjournment.

You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy card promptly in the enclosed envelope.

The Company's Summary Annual Report and Form 10-K for the fiscal year ended December 31, 1999 accompany this Notice and Proxy Statement.


                                         By Order of the Board of Directors,

                                     /S/ RUTH I. OTTO
                                         ------------------
                                         Ruth I. Otto
                                         Corporate Secretary



                              PEOPLES BANCORP INC.
                                138 Putnam Street
                              Marietta, Ohio 45750
                                 (740) 374-6136


                                 PROXY STATEMENT
                                 ---------------

         This Proxy Statement and the accompanying proxy card are being mailed to shareholders of Peoples Bancorp Inc., an Ohio corporation (the "Company"), on or about March 10, 2000, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") called to be held on Thursday, April 13, 2000, or at any adjournment. The Annual Meeting will be held at 10:30 A.M., local time, in the Mississippi Delta Room, Lafayette Hotel, 101 Front Street, Marietta, Ohio.

         The Company has four wholly-owned subsidiaries. They include: The Peoples Banking and Trust Company ("Peoples Bank"), The First National Bank of Southeastern Ohio ("First National"), Peoples Bank FSB ("Peoples FSB") and The Northwest Territory Life Insurance Company ("Northwest Territory"). It is contemplated that on or about March 10, 2000, the date of this Proxy Statement, Peoples Bank, First National and Peoples Bank FSB will be merged and become a part of, subject to regulatory approval, one national bank with the name "Peoples Bank, National Association" with its headquarters in Marietta, Ohio.

         A proxy card for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. Shareholders may use their proxies if they are unable to attend the Annual Meeting in person or wish to have their common shares voted by proxy even if they do attend the Annual Meeting. Without affecting any vote previously taken, any Shareholder appointing a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of revocation; by executing a later-dated proxy card which is received by the Company prior to the Annual Meeting; or by attending the Annual Meeting and giving notice of revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

         Only shareholders of the Company of record at the close of business on February 15, 2000 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting and any adjournment. At the close of business on the Record Date, 6,391,867 common shares were outstanding of which treasury shares represented 385,335 common shares. A total of 6,006,532 common shares are entitled to vote. Each common share entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the common shares outstanding. There is no cumulative voting with respect to the election of directors.

         Broker/dealers, who hold their customers' common shares in street name, may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such common shares on other matters, which typically include the approval of compensation plans, without specific instructions from the customer who owns such common shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes.

         As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business to be brought before the Annual Meeting except as set forth in this Proxy Statement. However, if any matters other than those referred to in this Proxy Statement should properly come before the Annual Meeting, or any adjournment, the persons authorized under management's proxies will vote and act according to their best judgment in light of the conditions then prevailing.

         The Company will bear the costs of preparing, printing and mailing this Proxy Statement, the accompanying proxy card and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors, or employees of the Company and its subsidiaries by further mailing, by telephone, or by personal contact. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees, and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding materials to and obtaining proxies from the beneficial owners of common shares entitled to vote at the Annual Meeting.

         The Company's Summary Annual Report and Form 10-K for the fiscal year ended December 31, 1999 (the "1999 fiscal year") are enclosed herewith.

         All references to common shares, per share data, etc., have not been adjusted for the 10% stock dividend to be issued to Shareholders on March 14, 2000.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT
                        --------------------------------

         The following table sets forth, as of the Record Date, information concerning the beneficial ownership of common shares by the only person known to the Company to be the beneficial owner of more than 5% of the outstanding common shares: (The shares in the table below have not been restated for the 10% stock dividend to be issued March 14, 2000.)

 Name and Address             Amount and Nature of          Percent of
of Beneficial Owner           Beneficial Ownership          Class (1)
-------------------           --------------------          ----------

Peoples Bank - Trustee            915,450 (2)                  14.4%
138 Putnam Street
Marietta, Ohio 45750

(1) The percent of class is based on 6,391,867 common shares outstanding on the Record Date.

(2) Includes 178,136 common shares, 506,666 common shares, 179,871 common shares and 50,777 common shares as to which the Investment and Trust Department of Peoples Bank, a Subsidiary of the Company, has shared investment and sole voting power, shared investment and voting power, sole investment and voting power, and sole investment and shared voting power, respectively. The officers and directors of Peoples Bank and the Company disclaim beneficial ownership of these common shares by reason of their positions. Does not include 222,526 common shares held by the Investment and Trust Department in its capacity as Trustee under the Peoples Bancorp Inc. Retirement Savings Plan with respect to which the Investment and Trust Department has neither voting nor investment power.


         The following table sets forth, as of the Record Date, information with respect to the common shares beneficially owned by each current director of the Company, each nominee for election as a Director of the Company, the executive officers of the Company named in the Summary Compensation Table and all executive officers and Directors of the Company as a group: (The shares in the table below have not been restated for the 10% stock dividend to be issued March 14, 2000.)


                  Amount and Nature of Beneficial Ownership (1)
                  ---------------------------------------------

                                         Common Shares
                                     Which Can Be Acquired
                                        Upon Exercise of
                      Common Shares   Options Exercisable           Percent of
Name                 Presently Held      Within 60 Days     Total     Class (2)
------               --------------      --------------     -----    ----------

Carl Baker, Jr.          877    (4)         4,609           5,486        (3)
David B. Baker (5)    13,922    (6)        17,742          31,664        (3)
George W. Broughton  105,697    (7)        10,287         115,984        1.8%
Frank L. Christy     112,130    (8)           561         112,691        1.7%
Wilford D. Dimit      19,172    (9)        10,385          29,557        (3)
Robert E. Evans (5)  109,315   (10)        37,526         146,841        2.2%
Larry E. Holdren (5)  10,270   (11)        19,392          29,662        (3)
Barton S. Holl        16,365   (12)         1,677          18,042        (3)
Rex E. Maiden          7,202   (13)         3,617          10,819        (3)
Paul T. Theisen       16,190   (14)        10,385          26,575        (3)
Thomas C. Vadakin      6,256   (15)         2,557           8,813        (3)
Joseph H. Wesel       32,826   (16)         6,690          39,516        (3)

All directors and
executive officers   478,572   (17)       180,394         658,966       10.3%
as a group
(numbering 16)
--------------------------

      (1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share.

      (2) The percent of class is based upon 6,391,867 common shares outstanding on the Record Date and the number of common shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of the Record Date.

      (3)  Reflects ownership of less than 1% of the outstanding common shares.

      (4) Does not include 141 common shares credited to Mr. Baker's account under the Peoples Bancorp Inc.Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and subsidiaries, as to which Mr. Baker has no voting or investment power.

      (5) Executive officer of the Company named in the Summary Compensation Table.

      (6) Includes 7,082 common shares held jointly by Mr. Baker and his wife as to which he exercises shared voting and investment power. Includes 6,840 common shares allocated to the account of Mr. Baker in the Peoples Bancorp Inc. Retirement Savings Plan with respect to which Mr. Baker has the power to direct the voting and disposition. Does not include 119 common shares credited to Mr. Baker's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, of which Mr. Baker exercises no voting or investment power. Does not include 363 common shares owned by his wife in a Individual Retirement Account as to which shares Mr. Baker has no voting or investment power.

      (7) Includes 5,453 common shares held by Mr. Broughton as custodian for his children, as to which Mr. Broughton has sole voting and investment power and claims beneficial ownership. Does not include 11,689 common shares held of record and beneficially owned by Mr. Broughton's wife, as to which he has no voting or investment power and disclaims beneficial ownership. Also does not include 11,027 common shares held in Carl Broughton Trust for George, or 4,033 common shares held in the Elizabeth Broughton Trust for George. Peoples Bank is Trustee of both of these trusts and exercises sole voting and investment power with respect to the common shares held in these Trusts and these common shares are included among the common shares shown as beneficially owned by Peoples Bank in the preceding table. Does not include 750 common shares credited to Mr. Broughton's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Broughton has no voting or investment power.

      (8) Includes 4,741 common shares held in the Frank L. Christy Investment Account as to which he exercises shared voting and investment power. Also includes 51,225 common shares held in the Riverbank Restaurants Inc. Agency Account as to which Mr. Christy exercises shared voting and investment power.

      (9) Includes 12,003 common shares held jointly by Mr. Dimit and his wife as to which he exercises shared voting and investment power. Does not include 5,948 common shares credited to Mr. Dimit's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Dimit has no voting or investment power.

      (10) Includes 21,315 common shares allocated to the account of Mr. Evans in the Peoples Bancorp Inc. Retirement Savings Plan with respect to which Mr. Evans has the power to direct the voting and disposition. Does not include 14,753 common shares held of record and owned beneficially by Mr. Evans' wife, nor 3,007 shares held jointly by Mr. Evans' wife and son, Douglas B. Evans, as to which common shares Mr. Evans has no voting or investment power and disclaims beneficial ownership. Does not include 6,166 common shares credited to Mr. Evans' account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Evans has no voting or investment power.

      (11) Includes 8,571 common shares allocated to the account of Mr. Holdren in the Peoples Bancorp Inc. Retirement Plan with respect to which Mr. Holdren has the power to direct the voting and disposition.

      (12) Includes 10,187 common shares held jointly by Mr. Holl and his wife as to which he has shared voting and investment power.

      (13) Does not include 819 common shares credited to Mr. Maiden's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Maiden has no voting or investment power.

      (14) Does not include 3,390 common shares credited to Mr. Theisen's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Theisen has no voting or investment power.

      (15) Includes 5,671 common shares in the Thomas C. Vadakin Investment Account in Peoples Bank in which Mr. Vadakin shares investment and voting power.

      (16) Does not include 10,421 common shares held of record and beneficially owned by Mr. Wesel's wife as to which he has no voting or investment power and disclaims beneficial ownership. Does not include 4,626 common shares credited to Mr. Wesel's account under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries, as to which Mr. Wesel has no voting or investment power. Also does not include 24,753 common shares in the Joseph and Lu Wesel Grandchildren's Trust in which the Peoples Bank has sole investment and voting powers. Does not include 20,537 common shares held of record by the Marietta Ignition, Inc. Pension Plan as to which Mr. Wesel has no voting or investment power and disclaims beneficial ownership. Mr. Wesel serves as a member of the Administrative Committee for Marietta Ignition, Inc. Pension Plan. Peoples Bank shares voting power with respect to the common shares held in the Marietta Ignition, Inc. Pension Plan with the Plan Administrator and said common shares are included among the common shares shown as beneficially owned by Peoples Bank in the preceding table.

      (17) Includes common shares held jointly by directors and officers and other persons. Also includes 34,263 common shares allocated to the respective accounts of executive officers of the Company in the Peoples Bancorp Inc. Retirement Savings Plan. See notes (4) and (6) through (16) above.


              SECTION 16(a) BENEFICIAL OWNERSHIP REPORT COMPLIANCE
              ----------------------------------------------------

         To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required, during the 1999 fiscal year, all filing requirements applicable to officers, directors and greater than 10% beneficial owners of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), were complied with; except that:

         1) David B. Baker, an executive officer of the Company, inadvertently omitted from his initial Form 3 filed in January, 1999, the common shares held by his wife as custodian for their son. These common shares were reported in his Form 5 for the 1999 fiscal year.


                              ELECTION OF DIRECTORS
                              ---------------------

         Pursuant to the authority granted under Section 2.02 (C) of the Company's Regulations, on February 10, 2000, the Board of Directors increased the number of Directors in the class whose term expires at the Annual Meeting to four and appointed Carl Baker, Jr. to fill the vacancy created by the increase. Barton S. Holl has elected not to stand for re-election at the Annual Meeting and the Board of Directors has fixed the number of Class II Directors to be elected at the Annual Meeting at three. The proxies cannot be voted for more than three nominees for election as Class II Directors at the Annual Meeting. Each Class II Director is to be elected for a three-year term and until his successor is duly elected and qualified. The individuals named in the accompanying proxy card intend to vote the common shares represented by the proxies received under this solicitation for the nominees named below who have been designated by the Board of Directors, unless otherwise instructed on the proxy card.

         The following table gives certain information concerning each nominee for election as a director of the Company. Unless otherwise indicated, each person has held his principal occupation for more than five years.



                                       Position(s) Held With the Company and        Director        Nominee
                                           its Subsidiaries and Principal         Continuously      For Term
Nominee              Age                        Occupation(s)                        Since         Expiring In
---------------     ----  -----------------------------------------------------  ------------     -----------
Carl Baker, Jr.      37   President  and  CEO,  B  & N  Coal,  Inc.,  a  mining,       2000            2003
                          reclamation   construction   concern  in  Southeastern
                          Ohio;  Co-Owner of Sharon Stone  Company,  a limestone
                          and slag  producer in Noble and  Washington  Counties,
                          Ohio;  Owner of Dexter  Hardwoods,  Inc.,  a  hardwood
                          sawmill located in Noble County, Ohio (1)

George W. Broughton  42   President,   GWB  Sales,  Inc.,   Marietta,   Ohio,  a       1994            2003
                          business  development  company.,  September,  1999  to
                          present;  Director and Executive Vice  President/Sales
                          and  Marketing,  Broughton  Foods Co., a processor and
                          distributor  of  dairy  products  December,   1981  to
                          August,   1999;   Director  of  SBR,  Inc.,  maker  of
                          replacement  windows and owner of "Woodcraft"  catalog
                          and stores.  (2)

Wilford D. Dimit      65   President of First Settlement,  Inc., Marietta, Ohio,       1993            2003
                           a retail clothing  store,  shoe store and restaurant.
                          (2)

----------------------------

 (1) Mr. Baker is also a Director of First National Bank of Southeastern Ohio, a Subsidiary of the Company.
 (2) Mr. Broughton and Mr. Dimit are also directors of Peoples Bank.


         While it is contemplated that all nominees will stand for election, if one or more nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and for the election of any substitute nominee or nominees designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board.

         The Regulations of the Company provide that Shareholder nominations for election to the Board of Directors must be made in writing and must be delivered or mailed to the Secretary of the Company not less than 14 days nor more than 50 days prior to any meeting of Shareholders called for the election of directors. However, if less than 21 days' notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Each Shareholder nomination must contain the following information to the extent known by the notifying Shareholder: (a) the name, age, business address and residence address of each proposed nominee;
(b) the principal occupation or employment of each proposed nominee; (c) the number of common shares beneficially owned by each proposed nominee and by the notifying shareholder; and (d) any other information required to be disclosed with respect to a nominee for election as a Director under the proxy rules promulgated under the Exchange Act. Each Shareholder nomination must be accompanied by the written consent of the proposed nominee to serve as a director of the Company if elected. Nominations which the Chairman of the Annual Meeting determines are not made in accordance with the Regulations of the Company will be disregarded. Nominations for the 2000 annual meeting must be delivered or mailed by March 31, 2000.

         Under Ohio law and the Company's Regulations, the three nominees for election as Class II directors receiving the greatest number of votes will be elected as Directors.

         The following table gives certain information concerning the current Directors who will continue to serve after the Annual Meeting. Unless otherwise indicated, each person has held his or her principal occupation for more than five years.


                                      Position(s) Held With the Company and              Director
                                         its Subsidiaries and Principal                Continously      Term
      Name          Age                         Occupation(s)                             Since       Expires In
----------------    ---  ----------------------------------------------------------      -------      ----------
Frank L. Christy    52   President/Owner of Christy & Associates,  Marietta,  OH, a        1999          2002
                         business development company located in Marietta, Ohio.

Robert E. Evans     59   President and Chief  Executive  Officer of the Company and        1980          2001
                         of  Peoples  Bank;  Chairman  of the  Board  of  Northwest
                         Territory  Life Insurance Company and Peoples Bank FSB (1)

Rex E. Maiden       64   Chairman  of the Board of  Maiden &  Jenkins  Construction        1996          2002
                         Co., Nelsonville,  Ohio, highway and bridge contractor and
                         contractor  of  commercial,   industrial  and  educational
                         buildings;  Treasurer  and  Director of Sunday  Creek Coal
                         Co.,  Nelsonville,  Ohio,  holding  company  for  land and minerals  (coal and oil);  President  and  Chairman of the
                         Board of  Nelsonville  Consulting  and  Construction  Co.,
                         Nelsonville,  Ohio,  design  consulting firm;  Chairman of the  Board,  Black  Top  Contracting,  Nelsonville,  Ohio,
                         paving  contractor;  Chairman of the Board, B T Materials,
                         Nelsonville,  Ohio,  sand and gravel mining  operation and ready-mix concrete plant. (2)

Paul T. Theisen     69   Of counsel with firm of Theisen, Brock, Frye, Erb &                1980          2001
                         Leeper Co., L.P.A., Attorneys at Law, Marietta, Ohio (3)

Thomas C. Vadakin   68   Director,   The  Airolite  Company,   Marietta,   Ohio,  a         1980          2002
                         manufacturer  of  ventilating   louvers.   100%  Owner  of
                         Conclude, Inc., an Ohio corporation,  as of now, a dormant corporation (2)

Joseph H. Wesel     70   Chairman   and  Chief   Executive   Officer  of   Marietta         1989          2002
                         Automotive Warehouse, Inc., Marietta, Ohio, an automotive
                         parts wholesaler; President of Auto Paints Works Inc.,
                         Marietta, Ohio, a wholesaler/retailer of auto paint and
                         body shop supplies; President of W.D.A., Inc., Marietta,
                         Ohio, a real estate holding company; Director, Marietta
                         Ignition, Inc., a wholesaler/retailer of automotive parts
                         and industrial supplies; Chairman of the Board of the
                         Company since 1991. (2)
-----------------

(1) Mr. Evans is also a director of Peoples Bank, First National Bank, Northwest Territory Life Insurance Company and Peoples FSB, all subsidiaries of the Company.

(2) Mr. Maiden, Mr. Vadakin and Mr. Wesel are also directors of Peoples Bank.

(3) Mr. Theisen is also a director of Peoples Bank and First National.

         Directors, Thomas C. Vadakin and Paul T. Theisen are brothers-in-law.

         The Board of Directors of the Company held a total of fifteen (15) meetings during the Company's 1999 fiscal year. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors during the period he served as a director and the total number of meetings held by all committees of the Board of Directors on which he served during the period he served.

         The Board of Directors of the Company has an Audit Committee comprised of George W. Broughton, Frank L. Christy, Wilford D. Dimit, Barton S. Holl, Thomas C. Vadakin and Joseph H. Wesel (Mr. Wesel serves as an ex-officio member). The function of the Audit Committee is to assist the Audit Department of the Company in the annual review of the loan portfolio of each subsidiary bank, to review the work schedule of the Audit Department as to when audits of the subsidiaries are to be conducted and the adequacy of such audits, to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent auditors, and to recommend to the Board of Directors a firm of accountants to serve as the Company's independent auditors. The Audit Committee met four (4) times during the Company's 1999 fiscal year.

         The Board of Directors of the Company has a Compensation Committee comprised of Frank L. Christy, Wilford D. Dimit, Rex E. Maiden, Thomas C. Vadakin and Joseph H. Wesel. The function of the Compensation Committee is to review and recommend for approval by the Board of Directors salaries, bonuses, employment agreements and employee benefit plans for officers and employees, to supervise the operation of the Company's compensation plans, including its Stock Option Plans, to select those eligible employees who may participate in each plan (where selection is required) and to prescribe (where permitted under the terms of the plan) the terms of any stock options granted under any stock option plan of the Company. The Compensation Committee met three (3) times during the Company's 1999 fiscal year.

         The Board of Directors does not have a standing nominating committee or committee performing similar functions.


                        TRANSACTIONS INVOLVING MANAGEMENT
                        ---------------------------------

         Paul T. Theisen is of counsel in the law firm of Theisen, Brock, Frye, Erb & Leeper Co., L.P.A. which rendered legal services to the Company and its subsidiaries during the Company's 1999 fiscal year and is expected to render legal services to the Company and its subsidiaries during the Company's 2000 fiscal year.

         During the Company's 1999 fiscal year, its subsidiaries, Peoples Bank, Peoples FSB and First National, entered into banking transactions, in the ordinary course of their respective businesses, with certain executive officers and directors of the Company, with members of their immediate families and with corporations for which directors of the Company serve as executive officers. It is expected that similar banking transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and the collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or its subsidiaries. These loans have been subject to, and are presently subject to, no more than a normal risk of uncollectibility and present no other unfavorable features. The aggregate amount of loans to directors and executive officers of the Company and their associates as a group at December 31, 1999, was $5,272,686. This does not include the aggregate amount of $16,693,865, in loans to persons acting in the sole capacity as directors or executive officers of subsidiaries of the Company. As of the date hereof, all of such loans are performing loans.



                     REPORT OF THE COMPENSATION COMMITTEE OF
                THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
                ------------------------------------------------

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this Report and the graph set forth on page 15 shall not be incorporated by reference into any such filings.

         The members of the Compensation Committee (the "Committee") are Frank
L. Christy, Wilford D. Dimit, Rex E. Maiden, Thomas C. Vadakin and Joseph H. Wesel, none of whom is a compensated executive officer or employee of the Company or its subsidiaries. Mr. Wesel is Chairman of the Board of the Company. The Committee meets periodically to review and recommend for approval by the Board of Directors salaries, bonuses, employment agreements and employee benefits plans for officers and employees, including executive officers of the Company. The Committee also supervises the operation of the Company's compensation plans, selects those eligible employees who may participate in each plan (where selection is permitted) and prescribes (where permitted under the terms of the plan) the terms of any stock options granted under any stock option plan of the Company.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits the Company from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation". Due to the fact that all executive officers of the Company receive compensation at levels substantially below the $1 million deductibility limit, the Committee does not propose at this time to present for shareholder approval performance goals such as those provided in the Performance Compensation Program ("Program") discussed below. The Company has determined that it is not necessary to modify the Company's 1993 Stock Option Plan since no further grants will be made to anyone listed in the Summary Compensation Table. The 1995 Stock Option Plan and the 1998 Stock Option Plan comply with Section 162(m) so that any compensation which may be received by executive officers of the Company under those plans will qualify as "performance-based". The Committee will rely, from time to time, upon the advice of the Company's General Counsel regarding the appropriateness of presenting the Program, or any similar plan, to shareholders.

         The Committee operates under the principle that the compensation of executive officers should be directly and significantly related to the financial performance of the Company. The compensation philosophy of the Company reflects a commitment to reward executive officers for performance through cash compensation and through plans designed to enhance the long-term commitment of officers and employees to the Company and its subsidiaries. The cash compensation program for executive officers consists of two elements, a base salary component and an incentive component payable under the Program. The combination of base salary and incentive compensation is designed to relate total cash compensation levels to the performance of the Company, its subsidiaries and the individual executive officer. The Committee considered information available from the "1998 Bank Compensation Survey" dated October, 1998, by Crowe, Chizek and Company LLP and "Paying for Performance" reported in the July, 1998 Compensation Issue of Bank Investor published by SNL Securities. The Committee compared Mr. Evans' compensation with that reported for chief executive officers from 39 Midwest Banks in the $500 Million - $1 Billion Asset range included in the Crowe, Chizek and Company LLP Report. The Committee determined that Mr. Evans' compensation was below both the weighted average and the median in the above samples; therefore, the Committee approved a base salary increase of 6% for Mr. Evans for 1999 to $225,605. While this adjustment caused Mr. Evans' 1999 compensation to increase slightly above the 1998 averages, the Committee was of the opinion that it was necessary and appropriate to provide reasonably competitive compensation.

         In late 1996, the Company established a Performance Compensation Program ("Program") in which all employees of the Company and its subsidiaries are eligible to participate. The Program is designed to reward all employees for balanced growth and increased profitability. The amount of the award available for distribution is based upon the Company's performance with regard to specified performance goals. In 1999, the majority of potential incentive payout was based on Company's consolidated financial results. The remaining incentive payout for employees was based on the results of performance goals in certain subordinate models (such as subsidiary or branch models). The allocation of the bases for the payout percentage may be adjusted on an annual basis.

         In 1999, the performance goals focused on loan growth, deposit retention, profitability, asset quality and productivity (increased operational efficiency). The Program compared current year performance to the immediately prior year and rewarded employees for incremental growth in the key performance goals previously listed. Each performance goal was weighted according to contribution to net income. In general, the key performance goals were evenly weighted for 1999. The Program permitted units of employees to achieve at different performance levels resulting in differing levels of payout percentage. The Program also established the range of payout percentages which reflected the extent to which the Company and the units met or exceeded the performance goals. The payout percentage was uniformly applied to the gross salaries of each unit of each eligible employee. Consequently, enhanced performance in relation to the performance goals creates higher incentive bonuses.

         The incentive compensation of the Executive Officers listed on page 11 was placed entirely on the Company's consolidated financial results and the aforementioned key performance goals. During 1999, performance goals were exceeded resulting in a payout to Mr. Evans, Mr. Baker and Mr. Holdren of 5.53% of their base salary.

         The Company's long-term compensation program consists primarily of stock options granted under the Company's Stock Option Plans. The Committee believes that stock ownership by members of the Company's management and stock-based performance compensation arrangements are important in aligning the interests of management with those of shareholders, generally in the enhancement of shareholder value. Options are granted with an exercise price equal to the fair market value of the Company's common shares on the date of grant. If there is no appreciation in the fair market value of the Company's common shares, the options are valueless. The Committee grants options based upon its subjective determination of the relative current and future contribution each officer has or may make to the long-term welfare of the Company.

         On April 1, 1999, the Committee granted incentive stock options to Mr. Evans covering a total of 5,775 common shares at an exercise price of $20.85 for a term of ten (10) years with vesting of 25% annually from April 1, 2004; granted a total covering 11,000 common shares to Mr. Baker and Mr. Holdren (5,500 common shares to each) at an exercise price of $20.85 for a term of ten
(10) years with vesting of 25% annually from April 1, 2002, and granted incentive stock options covering a total of 71,225 common shares to the key employees as a group, exclusive of Mr. Evans, Mr. Baker and Mr. Holdren, at a price of $20.85 for a term of ten (10) years with vesting of 25% annually from April 1, 2002.

         In order to further enhance Mr. Evans' long-term commitment to Peoples Bank, Peoples Bank entered in a Deferred Compensation Agreement with him in 1976. Under this Agreement, Mr. Evans agreed to serve Peoples Bank as an employee until he reaches age 65 or until his earlier retirement, disability or death and agreed not to engage in activities in competition with Peoples Bank. The amount of $5,000 is automatically accrued to Mr. Evans' account upon the completion of each year of service to Peoples Bank until he reaches normal retirement age.

         At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the Company's executive officers are permitted to participate on the same terms as non-executive officer employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

         To enhance the long-term commitment of the officers and employees of the Company and its subsidiaries, the Company established the Peoples Bancorp Inc. Retirement Savings Plan (the "Peoples 401(k) Plan"). All officers and employees of the Company and its subsidiaries, may participate in the Peoples 401(k) Plan, upon satisfying applicable eligibility criteria. Company matching contributions and participant contributions may be invested in common shares providing each participant with motivation toward safe and sound long-term growth of the Company. Company matching contributions may vary at the discretion of the Board of Directors.

Submitted by the Compensation Committee of the Company's Board of Directors:
          Frank L. Christy, Wilford D. Dimit, Rex E. Maiden, Thomas C. Vadakin, and Joseph H. Wesel.


                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
                ------------------------------------------------

Summary of Cash and Certain Other Compensation
----------------------------------------------

         The following table shows, for the last three fiscal years, the cash compensation paid by the Company and its subsidiaries, as well as other compensation paid or accrued for those years, to Robert E. Evans, the President and Chief Executive Officer of the Company, David B. Baker, an Executive Vice President of the Company, and Larry E. Holdren, an Executive Vice President of the Company, the only executive officers of the Company whose total annual salaries and bonuses for the 1999 fiscal year exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                         Annual Compensation
                                   --------------------------------    Common Shares   All Other
    Name and                           Salary   Directors'    Bonus     Underlying    Compensation
Principal Position            Year      ($)       Fees (1)    ($)(2)   Options (#)(3)   ($)($)
-------------------           ---- ----------- -------------  -------  -------------- ------------
Robert E. Evans,              1999  $225,605     $18,750      $11,384      5,775         $7,400
 President and Chief          1998  $212,800     $18,050      $12,711      6,079         $8,383
 Executive Officer of         1997  $195,180     $16,900      $12,712      7,700         $8,048
 the Company and of
 Peoples Bank

David B. Baker,               1999  $ 95,851     $   700      $ 4,763      5,500         $1,437
 Executive Vice President     1998  $ 89,040     $ 2,200      $ 5,715        585         $1,421
 of the Company and of        1997  $ 85,450     $   500      $ 5,813      5,693         $  961
 Peoples Bank

Larry E. Holdren,             1999  $ 95,362      None        $ 4,744      5,500         $ 1,501
 Executive Vice               1998  $ 88,680      None        $ 5,451        585         $ 1,412
 President of the             1997  $ 81,480      None        $ 5,200      5,693         $   917
 Company and of
 Peoples Bank
---------------

(1) Fees received by Mr. Evans for services rendered during 1999, 1998 and 1997 as a director of the Company and its subsidiaries. Fees received by Mr. Baker for services rendered during 1997 and 1998 as a Director of Russell Federal Savings Bank and Catlettsburg Federal Savings Bank and during 1999 as director of Peoples Bank, FSB, all subsidiaries of the Company at time of payment of the fees.

(2) All bonuses reported were earned under the Performance Compensation
    Program.

(3) These numbers represent options granted under the Company's Stock Option Plans. Each number has been adjusted as necessary to reflect a 10% stock dividend issued on June 15, 1999 and a three-for-two stock split effective April 30, 1998. The shares in the foregoing table have not been restated for the 10% stock dividend to be issued March 14, 2000.

(4) "All Other Compensation" for 1999 includes the contribution of $2,400 to the Peoples 401(k) Plan on behalf of Mr. Evans to match pre-tax elective deferral contributions (included under "Salary") made by him. All Other Compensation" for 1999 also includes the amount of $5,000 which was accrued for the account of Mr. Evans under the terms of a Compensation Agreement between Mr. Evans and the Company. See the discussion under "Deferred Compensation Agreement". "All Other Compensation" for Mr. Baker and Mr. Holdren represents the contribution to the Peoples 401(k) Plan on their behalf by the Company to match pre-tax elective deferral contributions.

Grant of Options
----------------

         The following table summarizes information concerning individual grants of options made under the 1993 Plan, the 1995 Plan and the 1998 Plan during the 1999 fiscal year by each of the named executive officers. The Company has never granted stock appreciation rights. The shares in the table below have not be restated for the 10% stock dividend to be issued March 14, 2000.


                                                                              Potential Realizable Value at
                                                                                  Assumed Annual Rate of
                 Number of Common    % of Total                                Share Price Appreciation for
                Shares Underlying  Options Granted                                   Option Term (4)
                  Options Granted     to Employees   Exercise Price   Expiration    -------------------
Name                (#)(1)(2)           in Fiscal      $/Share (2)         Date       5%($)     10% ($)
--------------- -----------------  ---------------  --------------   ----------    -------   ---------
Robert E. Evans     5,775              6.56%           $20.85         4/01/2009    $75,712   $191,870
David B. Baker      5,500              6.25%           $20.85         4/01/2009    $72,101   $182,719
Larry E. Holdren    5,500              6.25%           $20.85         4/01/2009    $72,101   $182,719


      1) These options were granted under the 1998 Stock Option Plan on April 1, 1999, and become excercisable, 25% per year as to Mr. Evans, on April 1, 2004 and become exercisable, 25% per year as to Mr. Baker and Mr. Holdren, on April 1, 2002. If employment is terminated by reason of death while an employee of the Company and/or a Subsidiary, the options may be exercised in full for a period of one year following termination of employment, subject to the stated term of the options. If employment is terminated by reason of retirement under the provisions of any retirement plan of the Company or any Subsidiary or any other reason other than cause, the options may be exercised in full for a period of three months after termination of employment, subject to the stated term of the options. If employment is terminated for cause, unexercised options will be forfeited.

      2) The number of common shares underlying each option and the exercise price have been adjusted to reflect the 10% stock dividend issued June 15, 1999.

      3) The amounts reflected in this table represent the specified assumed rates of appreciation only and have been rounded to the nearest whole dollar. Actual realized values, if any, on option exercises will be dependent on the actual appreciation of the common shares over the term of each option. There can be no assurances that the potential realizable values reflected in this table will be achieved.


Option Exercises and Holdings
-----------------------------

         The following table summarizes information concerning unexercised options held as of the end of the 1999 fiscal year by each of the named executive officers. None of the named executive officers have exercised options during the 1999 fiscal year. The shares in the table below have not be restated for the 10% stock dividend to be issued March 14, 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                             Number of Common
                       Number of                            Shares Underlying         Value of Unexercised
                     Common Shares                         Unexercised Options         In-the-Money Otions
                      Underlying                              at FY-End (#)(2)           at FY-end ($)(1)
                        Options         Value              -------------------     ---------------------------
       Name            Exercised      Realized ($)    Exercisable   Unexercisable  Exercisable   Unexercisable
       ----            ---------      ------------    -----------   -------------  -----------   -------------
Robert E. Evans            0               n/a           35,937        25,167        $375,302       $3,754
David B. Baker             0               n/a           17,742        10,355        $166,651       $3,575
Larry E. Holdren           0               n/a           19,392        10,355        $187,655       $3,575
-----------------

         (1) "Value of Unexercised In-the-Money Options at FY-End" is based upon the fair market value of the Company's common shares on December 31, 1999 ($21.50) less the exercise price of in-the-money options at the end of the 1999 fiscal year.

         (2) These numbers have been adjusted to reflect the 10% stock dividend issued on June 16, 1999 and the three-for-two stock split effective April 30, 1998.


Pension Plan
------------

         The following table shows the estimated annual pension benefits payable upon retirement at age 65 on a lifetime annuity basis under the Peoples Bancorp Inc. Retirement Plan, a funded, noncontributory pension plan (the "Pension Plan"), to a covered participant in specified compensation and years of service classifications.

                               PENSION PLAN TABLE

                                        Years of
                                        Service
                        -----------------------------------------------
 Annualized Average
Monthly Compensation       15         20       25        30       35
--------------------    -------    -------   -------   -------  -------

      $125,000          $32,815    $43,753   $54,692   $65,630  $65,630
      $150,000          $39,940    $53,253   $66,567   $79,880  $79,880
      $175,000          $42,790    $57,053   $71,317   $85,580  $85,580
      $200,000          $42,790    $57,053   $71,317   $85,580  $85,580
      $225,000          $42,790    $57,053   $71,317   $85,580  $85,580
      $250,000          $42,790    $57,053   $71,317   $85,580  $85,580


         Benefits listed in the Pension Plan Table are not subject to deduction for Social Security benefits or other amounts and are computed on a lifetime annuity basis.

         Monthly benefits upon normal retirement (age 65) are based upon 40% of "average monthly compensation" plus 17% of the excess, if any, of "average monthly compensation" over "covered compensation". For purposes of the Pension Plan, "average monthly compensation" is based upon the monthly compensation (including regular salary and wages, overtime pay, bonuses and commissions) of an employee averaged over the five consecutive credited years of service which produce the highest monthly average within the last ten years preceding retirement and "covered compensation" is the average of the 35 years of social security wage bases prior to social security retirement age ("covered compensation" for Robert E. Evans, Mr. Baker and Mr. Holdren, respectively, as of the end of the 1999 fiscal year was $46,176, $56,364 and $57,936). 1999 annual compensation, to the extent determinable, for purposes of the Pension Plan for Mr. Evans was $160,000, Mr. Baker $100,614 and Mr. Holdren $100,106. As of the end of 1999 fiscal year, credited years of service for Mr. Evans was 29, Mr. Baker 25 and Mr. Holdren 18 .


Deferred Compensation Agreement
-------------------------------

         On November 18, 1976, Peoples Bank entered into a Deferred Compensation Agreement with Mr. Evans. Under this Deferred Compensation Agreement, Mr. Evans agreed to serve Peoples Bank as an employee until he reaches age 65 or until his earlier retirement, disability or death and agreed not to engage in activities in competition with Peoples Bank. Under this Agreement, Mr. Evans or his beneficiaries are entitled to receive specified amounts upon Mr. Evans' retirement, disability or death, which amounts are payable monthly for ten years (with interest) or in one lump sum at the election of Peoples Bank. The principal amount payable to Mr. Evans is based upon the sum of the amounts accrued for his account during his years of employment with Peoples Bank. During the Company's 1999 fiscal year, the amount of $5,000 was accrued for Mr. Evans' account pursuant to his Deferred Compensation Agreement and as of December 31, 1999, a total of $120,000 had been accrued for his account. The amount of $5,000 will be accrued for Mr. Evans' account upon the completion of each year of service to Peoples Bank until he reaches normal retirement age.

Directors' Compensation
-----------------------

         Each director of the Company receives $600 per calendar quarter and $600 for each meeting attended.

         Since 1991, the Company has maintained the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (the "Directors' Plan"). Voluntary participation in the Directors' Plan enables a director of the Company, or of one of its subsidiaries, to defer all or a part of his or her directors' fees, including federal income tax thereon. Deferred fees earn rates equal to Peoples Banking and Trust's three-year CD rate, adjusted quarterly. Since January 2, 1998, Directors have been permitted to allocate their deferrals between a cash account (earning a specified interest rate) and a stock account (credited with common shares based upon on the amount deferred and cash dividends on such common shares). The only right which a participant has with respect to his cash account and/or stock account is to receive distributions therefrom. Distribution of the deferred funds is made in a lump sum or annual installments beginning in the first year in which the person is no longer a Director. The stock account will be paid only in common shares and the cash account only in cash.

         Directors who are not employees of the Company (the "Non-Employee Directors") are granted non-qualified stock options under the Company's 1998 Stock Option Plan (the "1998 Plan"). Such Non-Employee Directors then serving on the Company's Board of Directors and who had served on the Company's Board of Directors or the Board of Directors of a Subsidiary for all or a portion of at least the preceding five calendar years (the "Five-Year Service Requirement") was granted an option for 1,238 common shares (as adjusted for splits and dividends, other than the March 14, 2000 stock dividend, on April 9, 1998 and will be granted an option for 1,238 common shares (as adjusted) on the date of the Annual Meeting. Each Non-Employee Director who had not satisfied the Five-Year Service Requirement was and will be granted an option for 248 common shares (as adjusted) plus 248 common shares for each calendar year (or portion thereof) served. Individuals elected or appointed as Non-Employee Directors between March 6, 1998 and the Annual Meeting and between the Annual Meeting and the 2002 Annual Meeting were and will automatically be granted options on the date of election or appointment covering a pro-rated number of common shares based on the period before the Annual Meeting or the 2002 Annual Meeting, as appropriate.

         All options granted to Non-Employee Directors under the 1998 Plan have an exercise price equal to 100% of the fair market value of the underlying common shares on the grant date and a term of ten (10) years.

         If a Non-Employee Director ceases to be a Director for any reason other than his death or for "cause", his options may be exercised in full until the expiration of the term of the options. However, if the former Non-Employee Director dies prior to the expiration of the term of his options, those options may only be exercised for a period of two years following his death, subject to the stated term of the options. If a Non-Employee Director ceases to be a Director for cause, all of his options will immediately terminate.

         The Company also automatically granted options to Non-Employee Directors under the terms of the Company's 1993 Stock Option Plan (the "1993 Plan") and the 1995 Stock Option Plan (the "1995 Plan"). No options have been granted to Non-Employee Directors under the 1993 Plan after April 10, 1997 and no options were granted to Non-Employee Directors under the 1995 Plan after April 15, 1999. All options were granted with an exercise price equal to 100% of the fair market value of the underlying common shares on the date of grant and a ten-year term. Options granted under the 1995 Plan are exercisable following termination of service as a Director in the same manner as options granted under the 1998 Plan.

         If a Non-Employee Director ceases to be a Director for reasons other than his death, his options granted under the 1993 Plan may be exercised for a period of three months, subject to their stated term. If a Non-Employee Director dies, his options granted under the 1993 Plan may be exercised for a period of one year, subject to their stated term.


                                PERFORMANCE GRAPH

         The following line graph compares the yearly percentage change in the Company's cumulative total shareholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of the Company's common shares at the end and the beginning of the measurement period; by (ii) the price of the Company's common shares at the beginning of the measurement period) against the cumulative return for an index for NASDAQ Stock Market (U.S. Companies) comprised of all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market and an index for NASDAQ Bank Stocks comprised of all depository institutions (SIC Code #602) and depository institutions holding companies (SIC Code #671) that are traded on the National Market and the NASDAQ Small-Cap Market ("NASDAQ Bank Stocks"), for the five-year period ended December 31, 1999.

                        (actual numbers plotted on graph)

                                                                NASDAQ STOCKS
Year ended     Peoples Bancorp Inc.     NASDAQ Bank Stocks     (U.S. Companies)
-----------    --------------------     -------------------    ----------------
12/31/94           $100.00                 $100.00                 $100.00
12/31/95            111.38                  149.00                  141.33
12/31/96            141.31                  196.73                  173.89
12/31/97            227.13                  329.39                  213.07
12/31/98            202.67                  327.11                  300.25
12/31/99            201.15                  314.42                  446.16


Notes:   1. Total return assumes reinvestment of dividends.
         2. Fiscal year ending December 31.
         3. Return based on $100 dollars invested on December 31, 1994 in Peoples Bancorp common stock, an index for NASDAQ Stock Market (U. S. Companies), and NASDAQ Bank Stocks.



                              SHAREHOLDER PROPOSALS
                             FOR 2001 ANNUAL MEETING
                             -----------------------

         Proposals by Shareholders intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than November 10, 2000, to be included in the Company's proxy, notice of meeting and proxy statement relating to such meeting and should be mailed to Peoples Bancorp Inc., 138 Putnam Street, Marietta, Ohio 45750, Attention:
Secretary. If a Shareholder intends to present a proposal at the 2001 Annual Meting of Shareholders, but has not sought the inclusion of such proposal in the Company's proxy, notice of meeting and proxy statement, such proposal must be received by the Secretary of the Company prior to January 24, 2001 or the Company's management proxies for the 2001 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Company's proxy, notice of meeting or proxy statement.

         Shareholders desiring to nominate candidates for election as Directors at the 2001 Annual meeting must follow the procedures described in "Election of Directors".



               NOTIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
               ---------------------------------------------------

         The Board of Directors of the Company appointed the accounting firm of Ernst & Young LLP to serve as independent auditors of the Company for the 1999 fiscal year.

         Independent auditors for the 2000 fiscal year have not been selected. The Board of Directors has historically appointed independent auditors at the meeting held immediately following the Annual Meeting and intends to do so this year.

         The Board of Directors expects that representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                                  OTHER MATTERS
                                  -------------

         As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for action by the shareholders at the 2000 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment. The persons authorized under management proxies will vote and act according to their best judgment in light of the conditions then prevailing.

         It is important that proxies be voted and returned promptly; therefore, shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign and return the enclosed proxy in the self-addressed envelope furnished herewith.


                          By Order of the Board of Directors

                                   /S/ ROBERT E. EVANS
                                       Robert E. Evans
                                       President and Chief Executive Officer



                                REVOCABLE PROXY
                              PEOPLES BANCORP INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 13, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder(s) of common shares of Peoples Bancorp Inc. (the "Company") hereby constitutes and appoints Robert E. Evans and Joseph H. Wesel, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Thursday, April 13, 2000, in the Mississippi Delta Room, Lafayette Hotel, 101 Front Street, Marietta, Ohio, at 10:30 A.M., local time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

1. To election as Directors of the Company of all of the nominees listed below (except as marked to the contrary):

       Carl Baker, Jr.        George W. Broughton          Wilford D. Dimit

          [  ] FOR            [ ] WITH-HOLD       [ ] FOR ALL EXCEPT


       *(INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For all Except" and write the name of the nominee in the space provided below.

      -------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment(s) thereof.

     WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

     All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the April 13, 2000 meeting and the Summary Annual Report and Form 10-K of the Company for the fiscal year ended December 31, 1999.

              Dated: _______________________________________, 20__


               ---------------------------------------------------
                             Shareholder Sign Above

              ---------------------------------------------------
                          Co-holder (if any) Sign Above


Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders MUST sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this Proxy.)

   PLEASE FILL IN, DATE, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE